Exhibit 99.1

Journey Medical Corporation Reports Third Quarter 2021 Financial Results and Recent Corporate Highlights

Generated record net revenues of $19.6 million for the third quarter of 2021

Completed initial public offering of common stock and raised $31.2 million in net proceeds

Scottsdale, AZ – December 10, 2021 – Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical”), a commercial-stage pharmaceutical company that focuses on the development and commercialization of pharmaceutical products for the treatment of dermatological conditions, today announced financial results and recent corporate highlights for the third quarter ended September 30, 2021.

Claude Maraoui, Journey Medical’s President and Chief Executive Officer, said, “This is an exciting time for Journey Medical, as we recently debuted on the Nasdaq, strengthened our leadership team with the addition of Chief Financial Officer Ernest De Paolantonio and broadened our board of directors to include four new independent directors. Looking ahead, we plan to dose the first patient in the Phase 3 clinical program for DFD-29 that is being evaluated for the treatment of inflammatory lesions of rosacea in the first quarter of 2022 and plan to launch one additional prescription product in the first half of 2022. Our strong financial foundation, seasoned dermatology sales force and strategic development pipeline position us for continued and long-term growth.”

Financial Results:

•	Journey Medical products generated net revenues of $19.6 million for the third quarter of 2021, compared to net revenues of $9.4 million for the third quarter of 2020, representing 108% growth. Net revenues in the first half of 2021 were $15.3 million for the second quarter and $10.7 million for the first quarter.
•	As of September 30, 2021, Journey Medical’s cash and cash equivalents and restricted cash totaled $21.7 million, compared to $12.2 million on June 30, 2021, and $8.2 million as of December 31, 2020, an increase of $9.5 million for the quarter and an increase of $13.5 million year-to-date.
•	Selling, general and administrative expenses were $10.8 million for the third quarter of 2021, compared to $5.8 million for the third quarter of 2020.
•	Net loss attributable to common stockholders was $10.6 million, or $1.16 per share, for the third quarter of 2021, compared to a net loss attributable to common stockholders of $22.2 million, or $2.43 per share, for the third quarter of 2020.
•	The Company’s non-GAAP results in the table below reflect non-GAAP net income of $3.5 million, or $0.38 per share basic, and $0.32 per share diluted for the third quarter of 2021, compared to non-GAAP net income of $0.6 million, or $0.07 per share basic, and $0.06 per share diluted for the third quarter of 2020.

Recent Corporate Highlights:

•	In November 2021, Journey Medical completed its initial public offering of common stock of 3,520,000 shares at a public offering price of $10.00 per share, for net proceeds of $31.2 million, after deducting underwriting discounts and offering expenses. All of the shares of common stock were offered by Journey Medical.
•	Also in November 2021, Journey Medical announced the expansion of the company’s board of directors including four new independent directors: Jeffrey Paley, M.D., Justin Smith, Miranda Toledano and Neil Herskowitz.
•	In October 2021, Journey Medical announced the appointment of Ernest De Paolantonio as Chief Financial Officer.
•	In July 2021, Journey Medical completed final closings under the Cumulative Convertible Class A Preferred Stock Offering (the “Preferred Offering”), issuing an aggregate of 758,680 preferred shares at a price of $25.00 per share, raising approximately $19.0 million in gross proceeds, and after deducting commissions, fees and expenses, receiving approximately $17.0 million in net proceeds. These shares converted into Journey Medical common stock upon the IPO.
•	In June 2021, Journey announced an agreement with Dr. Reddy’s Laboratories Ltd. (“Dr. Reddy’s”) for the collaborative development and commercialization of the DFD-29 program (Modified Release Minocycline Capsules 40 mg) that is being evaluated for the treatment of inflammatory lesions of rosacea. Journey Medical has acquired global commercialization rights including the U.S. and Europe, except that Dr. Reddy’s has retained certain rights to the program in select markets including Brazil, Russia, India and China. Through this collaboration, the parties will work together to complete the development of DFD-29. Recruitment for the Phase 3 program is ongoing, and the first patient is expected to be dosed in the first quarter of 2022.

Use of Non-GAAP Measures:

In addition to the GAAP financial measures as presented in our Form 10-Q that will be filed with the Securities and Exchange Commission (“SEC”) on December 15, 2021 the Company has, in this press release, included certain non-GAAP measurements. In addition, the Company has also provided a Journey Medical non-GAAP measurement, which starts with the GAAP (loss) income and removes stock-based compensation expense, non-cash interest expense, amortization of licenses and debt discount, changes in fair value of derivative liability, Qbrexza inventory step-up, depreciation expense and wire transfer fraud loss.

Management believes use of these non-GAAP measures provide meaningful supplemental information regarding the Company's performance because (i) it allows for greater transparency with respect to key measures used by management in its financial and operational decision-making, (ii) it excludes the impact of non-cash or, when specified, non-recurring items that are not directly attributable to the Company's core operating performance and that may obscure trends in the Company's core operating performance and (iii) it is used by institutional investors and the analyst community to help analyze the Company's results. However, non-GAAP (loss) income and any other non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Further, non-GAAP financial measures used by the Company and the manner in which they are calculated may differ from the non-GAAP financial measures or the calculations of the same non-GAAP financial measures used by other companies, including the Company's competitors.

The table below provides a reconciliation from GAAP to non-GAAP measures:

	For the three months ended		For the nine months ended
	September 30,		September 30,
($ in thousands except for share and per share amounts)	2021	2020	2021		2020
Net (Loss) income	$(10,646)	$29	$(22,243)		$2,781

Non-cash related items
Stock based compensation	8	32	41		131
Non-cash interest	620	187	1,650		492
Amortization of licenses	658	355	1,983		1,065
Amortization of debt discount	378	-	648		-
Depreciation	-	1	-		4
Change in fair value of derivative liabilities	2	-	184		-
Qbrexza inventory step-up	3,001	-	4,239		-
Non-recurring items
Wire transfer fraud loss	9,450 (2)		9,450	(2)
Non-GAAP income (loss)	$3,470 (1)	$604	$(4,049	)(1)	$4,473

Per common share - basic:
Net (loss) income (GAAP)	$(1.16)	$0.00	$(2.43)		$0.30
Non-GAAP Net income (loss)	$0.38	$0.07	$(0.44)		$0.49

Per common share - diluted:
Net (loss) income (GAAP)	$(1.16)	$0.00	$(2.43)		$0.26
Non-GAAP Net income (loss)	$0.32	$0.06	$(0.44)		$0.41

Weighted average common shares outstanding - basic	9,161,333	9,133,333	9,160,344		9,133,333
Weighted average common shares outstanding - diluted	10,892,050	10,800,475	9,160,344		10,817,678

(1)	The Non-GAAP net income for the three months ended September 30, 2021, includes $76,000 of R&D expense related to the fair value of our in-process R&D acquired license non-cash contingent payment. The Non-GAAP loss for the nine months ended September 30, 2021, includes $13.8 million of expense, related to our in-process R&D acquired license, which includes the fair value related to our R&D license non-cash contingent payment of $3.8 million. We did not incur in-process R&D acquired license expense for the three and nine months ended September 30, 2020.

(2)	The wire fraud related costs for the three and nine months ended September 30, 2021 totaling approximately $9.5 million were attributable to funds erroneously wired to fraudulent accounts as a result of a sophisticated business email compromise fraud scheme. We did not incur similar expense for the three and nine months ended September 30, 2020.

About Journey Medical Corporation

Journey Medical Corporation (NASDAQ: DERM) (“Journey Medical”) is focused on identifying, acquiring, developing and strategically commercializing innovative, differentiated dermatology products through its efficient sales and marketing model. The company currently markets seven products that help treat and heal common skin conditions. The Journey Medical team is comprised of industry experts with extensive experience commercializing some of the most successful prescription dermatology brands. Journey Medical is located in Scottsdale, Arizona and was founded by Fortress Biotech, Inc. (NASDAQ: FBIO). Journey is registered under the Securities Exchange Act of 1934, as amended, and files periodic reports with the U.S. Securities and Exchange Commission (“SEC”). For additional information about Journey Medical, visit www.journeymedicalcorp.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. As used below and throughout this press release, the words “we”, “us” and “our” may refer to Journey Medical. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated include: risks relating to our growth strategy; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; risks relating to the results of research and development activities; uncertainties relating to preclinical and clinical testing; risks relating to the timing of starting and completing clinical trials; our dependence on third-party suppliers; risks relating to the COVID-19 outbreak and its potential impact on our employees’ and consultants’ ability to complete work in a timely manner and on our ability to obtain additional financing on favorable terms or at all; our ability to attract, integrate and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The information contained herein is intended to be reviewed in its totality, and any stipulations, conditions or provisos that apply to a given piece of information in one part of this press release should be read as applying mutatis mutandis to every other instance of such information appearing herein.

Company Contacts:

Jaclyn Jaffe and Bill Begien

(781) 652-4500

ir@jmcderm.com

Media Relations Contact:

Tony Plohoros

6 Degrees

(908) 591-2839

tplohoros@6degreespr.com

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Balance Sheets

($ in thousands except for share and per share amounts)

	September 30,	December 31,
	2021	2020
	(Unaudited)
ASSETS
Current assets
Cash	$21,689	$8,246
Accounts receivable, net of reserves	31,738	23,928
Inventory	11,614	1,404
Prepaid expenses and other current assets	1,754	1,664
Total current assets	66,795	35,242

Long-term assets
Intangible assets, net	13,043	15,029
Operating lease right-of-use asset, net	111	175
Deferred tax assets	8,361	1,454
Other assets	749	6
Total long-term assets	22,264	16,664
Total assets	$89,059	$51,906

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$28,180	$1,839
Accounts payable, related party	600	117
Accrued expenses	26,048	21,498
Accrued expenses, related party	433	-
Installment payments – licenses, short-term (net of debt discount of $567 and $778 as of September 30, 2021 and December 31, 2020, respectively)	4,433	4,522
Operating lease liabilities, short-term	96	85
Total current liabilities	59,790	28,061

Income tax payable	-	99
Note payable, related party	14,972	5,220
Installment payments – licenses, long-term (net of debt discount of $461 and $863 as of September 30, 2021 and December 31, 2020, respectively)	3,539	8,137
Convertible class A preferred stock settled note, short-term (net of debt discount of $1,923 as of September 30, 2021)	18,078	-
Derivative warrant liability	4,365	-
Operating lease liabilities, long-term	24	97
Total liabilities	100,768	41,614

Commitments and contingencies

Stockholders' equity (deficit)
Common stock, $.0001 par value, 50,000,000 shares authorized, 3,161,333 and 3,151,333 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	-	-
Common stock - Class A, $.0001 par value, 50,000,000 shares authorized, 6,000,000 shares issued and outstanding as of September 30, 2021 and December 31, 2020	1	1
Additional paid-in capital	5,413	5,171
(Accumulated deficit) Retained earnings	(17,123)	5,120
Total stockholders' (deficit) equity	(11,710)	10,292
Total liabilities and stockholders' equity	$89,059	$51,906

JOURNEY MEDICAL CORPORATION

Unaudited Condensed Consolidated Statements of Operations

($ in thousands except for share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Product revenue, net	$19,610	$9,447	$45,617	$30,808

Operating expenses
Cost of goods sold - product revenue	11,167	3,379	22,559	10,313
Research and development	718	-	747	-
Research and development - licenses acquired	76	-	13,819	-
Selling, general and administrative	10,755	5,829	24,776	16,270
Wire transfer fraud loss	9,540	-	9,540	-
Total operating expenses	32,256	9,208	71,441	26,583
(Loss) income from operations	(12,646)	239	(25,824)	4,225

Other expense
Interest expense	1,373	187	2,936	492
Change in fair value of derivative liability	2	-	184	-
Total other expense	1,375	187	3,120	492
(Loss) income before income taxes	(14,021)	52	(28,944)	3,733

Income tax (benefit) expense	(3,375)	23	(6,701)	952
Net (loss) income	$(10,646)	$29	$(22,243)	$2,781

Net (loss) income per common share - basic	$(1.16)	$0.00	$(2.43)	$0.30
Net (loss) income per common share - diluted	$(1.16)	$0.00	$(2.43)	$0.26

Weighted average common shares outstanding - basic	9,161,333	9,133,333	9,160,344	9,133,333
Weighted average common shares outstanding - diluted	9,161,333	10,800,475	9,160,344	10,817,678